EXHIBIT 10.4

EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this “ Agreement ”) has been executed this 1st day of January, 2008, to be effective as of  January 1st, 2008 (the “ Commencement Date ”) by and between My Screen Mobile Inc., a Delaware corporation (the “ Company ”), and Gino Porco (“ Executive ”).

WITNESSETH:
     WHEREAS, the Company is engaged in the business of providing ads to mobile phones globally;

     WHEREAS, My Screen Mobile, Inc. is the ultimate parent entity of My Screen Group (“My Screen”); and

     WHEREAS, the Company and Executive have agreed to enter into this Agreement to set forth the terms and conditions of Executive’s employment with the Company from and after the Commencement Date.
     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

1.	Employment.

(a) Agreement to Employ. As of the Commencement Date, the Company hereby employs Executive, and Executive hereby agrees to continue his employment by the Company upon the terms and subject to the conditions of this Agreement.

(b) Employment Period. The initial term (the “Initial Term”) of Executive’s employment shall commence on the Commencement Date and continue until December 31st, 2009,(the “Expiration Date”). Unless this Agreement shall have been earlier terminated in accordance with the terms of Paragraph 5(a), the term of this Agreement will, commencing on the Expiration Date, be extended automatically for successive one (1) year terms unless either party elects to terminate this Agreement by providing written notice to the other party at least sixty (60) days prior to the expiration of the Initial Term or any renewal term of this Agreement. As used herein, the term “Employment Period” shall mean the Initial Term plus any renewal terms as provided above.

2.
Position and Duties. During the Employment Period, Executive shall serve as the Chairman, Advisory Board of My Screen reporting directly to the Board of Directors of the Company (the “BOD”). During the Employment Period, except as set forth herein, Executive shall devote his attention to the services required of him hereunder, except for vacation time and reasonable periods of absence due to sickness, personal injury or other disability. Nothing contained herein shall preclude Executive from serving on the board (or comparable governing body) of, or working for, any charitable or community organization or managing investments in non-competing companies, so long as such activities do not interfere in any material respect with the performance of Executive’s duties hereunder. The Executive represents that he is currently a resident of Canada and intends to maintain such residency during the Employment Period.

3.	Compensation.

(a) Base Salary. As of the Commencement Date, the Company shall provide to Executive 25,000 common shares of MYSL monthly. Thereafter, BOD shall review Executive’s base salary and performance and will propose an annual increase to the rate of Executive’s annual salary based on the Executive maintaining/exceeding his historical levels of performance with the Company.  Any increase in Executive’s base salary shall be incorporated into Executive’s base salary at the same time as such increases annually.  Executive’s annual base salary payable hereunder, as it may be increased from time to time, is referred to herein as “Base Salary.” The Company shall provide Executive his Base Salary monthly. During the period that Executive is taking Company-approved time off, other than due to an Incapacity, as defined in Paragraph 4(c) below or due to a Disability, as defined in Paragraph 5(a) (vi) below, Executive shall be entitled to continued compensation of his Base Salary subject to and in accordance with the then applicable time off policies of the Company.

(b) Signing Bonus. N/A

(c) Annual Bonus. Company agrees to negotiate an agreed upon set of objectives with the Executive and negotiate in good faith terms for the Annual Bonus. Any bonuses payable under this Paragraph 3(b) shall be paid to Executive at the same time as bonuses are paid to other executive officers of the Company, but in no event later than ninety (90) days after the close of the Company’s fiscal year for which the bonus is payable.

(d) Retention Bonus. Executive will be entitled to receive the following bonus payments, subject to the terms and conditions of this paragraph in the event of a change of control:

Executive will be entitled to be paid any amounts not previously paid under the terms of this agreement in the event of a “change of control” (as defined under Paragraph 5(f) below) if any of the following occur:

A) Executive’s employment with the Company or its successor is terminated (other than for cause) in connection with a change of control or prior to the one-year anniversary of such change of control;

(B) Executive either: (i) declines employment, or (ii) terminates Executive’s employment prior to the one-year anniversary of the change of control, because in either case, Executive’s offer or employment or continuation of employment is in a position that is not substantially similar to Executive’s position immediately prior to the change of control or such position is located more than 30 miles from Executive’s principal business office immediately prior to the change of control; or

(C) Executive remains in employment with the Company or its successor for the one-year period immediately following the change of control.

Retention Bonus Amount	Payment Date
To be negotiated with the BOD

(e) Option Awards.

(i) In order to receive the foregoing payments, Executive must be employed on the date the bonus or Option Awards are made (except as otherwise provided below). In addition, Executive’s performance evaluation must reflect that Executive’s overall performance meets the Company’s minimum acceptable standards for each evaluation immediately preceding the payment of any scheduled bonus. Further, Executive will not be entitled to receive any bonus payment in the event that Executive is in breach of any agreement with the Company (including, but not limited to any noncompetition, nonsolicit or similar agreement) or have violated any of the Company’s policies in any material respect at the time of any scheduled payment.

(iii) During the remaining term of Executive’s employment, Executive agrees that Executive will not, directly or indirectly, sell, transfer, assign, pledge, place in trust or otherwise dispose of (collectively, “Transfer”) beneficial ownership of any Options of  common stock of My Screen however acquired (“My Screen Options”), except as otherwise expressly permitted in this Section. Any such Transfer shall be subject to the terms and conditions of any other agreements applicable to Executive’s Transfer of My Screen Options as may be in effect during the term of this agreement. Nothing in this Section shall be deemed to preclude any Transfer of My Screen Options either: (i) to members of Executive’s immediate family, or to a trust for the benefit of members of Executive’s immediate family, provided that the family member or trust agrees to continue to be bound by the transfer restrictions set forth in this paragraph c; or (ii) to or for the benefit of any charitable organization.

(A)
Executive may Transfer such My Screen Options as may be necessary to satisfy any tax obligation arising as a result of the award or vesting of any My Screen Options or upon the exercise of any option to acquire any My Screen Options.

(B)
Executive may request to Transfer such My Screen Options to a company or trust controlled by the Executive provided the Board of Directors provides their pre-approval of such Transfer before any Transfer is made.

4.	Benefits, Perquisites and Expenses.

(a) Benefits Plans. During the Employment Period, Executive shall be eligible to participate in any benefit plan sponsored or maintained by the Company for the benefit of its group of senior officers, including, without limitation, any group life, medical, disability insurance or similar plan or program of the Company, whether now existing or established hereafter, to the same extent that other similarly-situated senior officers of the Company participate in such plans and to the extent that is eligible to participate in any such plan under the generally applicable provisions thereof. Executive will also be entitled to participate in any other benefit plan in which employees of My Screen participate as such plans are in effect from time to time.

(b) Perquisites. Executive shall be entitled to receive such perquisites as are generally provided to other similarly situated employees of the Company or in accordance with the policies and practices of the Company. Executive shall be entitled to continue to accrue sick leave and vacation leave at the rate in effect for the Executive as of the Effective Date.

(c) Incapacity. In the event Executive becomes medically disabled and cannot substantially perform his duties at any time during the Employment Period, the BOD, in consultation with such other officers of the Company as the BOD deems appropriate, at any time after such disability has continued for thirty (30) consecutive days may determine that the Company requires such duties to be performed by another executive (an “Incapacity”). Upon Executive’s Incapacity, as determined by the BOD, in consultation with such other officers of the Company as the BOD deems appropriate, in his sole discretion, Executive will first receive benefits under the Company’s short-term disability program in accordance with its terms. Thereafter, Executive will be entitled to receive benefits under the Company’s long-term disability program in accordance with its terms. During the period that Executive is receiving short-term or long-term disability benefits, Executive will not receive payment of his Base Salary. Executive will also be entitled to participate in any other benefit plan in which employees of My Screen participate as such plans are in effect from time to time.

(d) Business Expenses. The Company shall pay or reimburse Executive for all reasonable expenses incurred or paid by Executive while he is actively employed during the Employment Period in the performance of Executive’s duties hereunder; provided Executive shall account for and substantiate all such expenses in accordance with the Company’s policies for reimbursement of the expenses of its senior officers, including the Company’s Travel & Entertainment Policy.

 (e) Indemnification. The Company shall, to the maximum extent permitted by applicable law, its certificate of incorporation or its bylaws, indemnify Executive and hold Executive harmless against claims, judgments, fines, amounts paid in settlement, and reasonable expenses, including reasonable attorney’s fees as incurred by Executive in connection with the defense of any claim, action or proceeding in which he is a party by reason of his position with My Screen; provided such liability does not arise as a result of Executive’s willful misconduct and/or gross negligence. Executive shall notify the Company promptly upon learning of any claim, action or proceeding for which Executive intends to assert his right to indemnification under this Paragraph 4(e) , and the Company shall have the right to control the defense of any such claim, action or proceeding on behalf of Executive, including any decision regarding the terms (if any) of settlement of such claim, action or proceeding; provided that unless otherwise agreed to by Executive, any such settlement shall include statements that Executive does not admit any wrongdoing and the Company does not admit any wrongdoing on the part of Executive. The Company shall not agree to any settlement of a claim, action or proceeding for which it is indemnifying Executive until it first has informed and consulted with Executive regarding the terms of such settlement, but the Company shall not need the consent of Executive to such settlement (so long as the settlement complies with the immediately preceding sentence). The indemnification obligation of the Company in this paragraph shall survive any termination of this Agreement.

(f) Directors’ and Officers’ Liability Insurance. Executive shall be covered by any directors’ and officers’ liability insurance coverage maintained by My Screen.

5.	Termination of Employment.
(a) Early Termination of the Employment Period. This Agreement may be terminated in any of the following manners:

(i) Executive may voluntarily terminate employment with the Company at any time at the sole discretion of Executive upon sixty (60) days’ prior written notice to the Company (a “Voluntary Termination”).

(ii) Executive may, upon written notice to the Company, terminate employment with the Company immediately at any time for “Good Reason” (as defined in Paragraph 5(e)), it being agreed that any such termination, although effected by Executive, shall not constitute a Voluntary Termination.

(iii) Executive’s employment may, upon written notice to Executive, be terminated by the Company at any time without Cause (as defined in Paragraph 5(d)) at the sole discretion of the Company (“Without Cause ”). The Company shall give Executive ninety (90) days’ prior written notice if Executive is being terminated Without Cause.

(iv) Executive’s employment may be terminated by the Company immediately at any time for Cause (as defined in Paragraph 5(d)).

(v) This Agreement shall terminate automatically upon Executive’s death.

(vi) The Company may, upon written notice to Executive, terminate this Agreement upon Executive’s Disability, subject to the following:

(A) To the extent that Executive has any rights to reinstatement or reemployment during the 12-month period following the inception of Executive’s Disability under any relevant law at the time of such Disability; Executive’s employment may be terminated by the Company upon written notice following the expiration of such period. During such period, Executive shall be entitled to receive disability benefits as provided under the applicable benefit plans of the Company and no other compensation shall be due or payable by the Company during such period.

(B) Unless otherwise required by any relevant law applicable to Executive as of the date of his Disability, as used herein, the term “Disability” shall mean a medical determination that Executive suffers from illness or other physical or mental impairment that prevents Executive from substantially performing his duties for a period of sixteen (16) consecutive weeks or longer during the Employment Period. The determination of Executive’s Disability shall be made by the Board of Directors of the Company. Executive shall cooperate fully with any physician or health care professional (the “Doctor”) chosen by the Board of Directors, in its sole discretion, to review Executive’s medical condition. Executive shall cooperate with the Doctor by, among other things, executing any necessary releases to grant the Doctor full access to any and all of Executive’s medical records, authorizing or requiring physicians and other healthcare professionals who have treated or dealt with Executive to consult with the Doctor and submitting to such physical examinations or testing as may be requested by the Doctor.

(b) Benefits Payable Upon Termination.

(i) Following the end of the Employment Period, pursuant to any manner described in Paragraph 5(a) , the Company shall pay to Executive (or, in the event of his death, his estate): (1) any Base Salary earned, but unpaid, for services rendered to the Company on or prior to the date of Executive’s termination of employment, and (2) amounts which are vested or which Executive is otherwise entitled to receive under the terms of or in accordance with any plan, policy, practice or program of, or any contract or agreement with, the Company, including without limitation, payment of any accrued, but unused vacation or other paid time off as of the date of Executive’s termination of employment.

(ii) If termination occurs pursuant to any manner described in Paragraphs 5(a)(ii) (Good Reason) or (iii) (Without Cause) and Executive executes a release of all claims in the form attached hereto as Attachment B , upon or shortly after the date of Executive’s termination, Executive shall be entitled to receive, in addition to the benefits set forth in Paragraph 5(b)(i) above, the Executive shall be entitled to the following payments which are intended to replicate his then annual compensation and which will be paid as consideration for such termination of employment as provided in this Paragraph 5(b)(ii) and which payments are intended by the parties to be and are stipulated to be liquidated damages payable as the result of such termination:

(1) an additional amount equal to his Base Salary in effect on the date of such termination;

(2) to the extent permitted by law, continuation of coverage under and participation rights in the benefits plans providing medical, dental, vision and prescription drug coverage to Executive as in effect as of Executive’s termination date for the 12-month period following the date of such termination (to the same extent as if Executive were still employed by the Company during that period); provided that, if the continuation of such coverage is prohibited, then the Company shall pay an additional amount equal to twelve times the Company’s monthly contribution for Executive’s medical, dental, vision, and prescription drug coverage determined based on the Executive’s coverage as in effect on the termination date;

(3) the amount of any annual bonus to which Executive would otherwise be entitled for the calendar year during which such termination occurs, based on Executive’s performance against Company bonus targets to date, as determined by the BOD and such other officers and directors of the Company as the BOD deems appropriate in his sole discretion, prorated to reflect the portion of such year prior to such termination; and

(4) My Screen will accelerate the vesting of 12 months of options and they will be delivered to the Executive in the month of termination.

(c) Timing of Payments.

(i) Amounts payable pursuant to Paragraphs 5(b)(i)(1) , will be paid in a single lump sum as soon as practicable, but in no event more than 10 business days, following the date of Executive’s termination of employment.

(ii) Vested benefits referred to in Paragraph 5(b)(i)(2) shall be payable in accordance with the terms of the plan, policy, practice, program, contract or agreement under which such benefits have accrued.

(iii) Amounts payable pursuant to Paragraphs 5(b)(ii)(1) and Paragraph 5(b)(ii)(3) , together with any cash payment due under Paragraph 5(b)(ii)(2) , if any, will be paid as soon as practicable, but in no event more than 30 days following the Executive’s termination date.

(iv) Continuation of benefits provided pursuant to Paragraph 5(b) (ii) (2) shall be provided during the 12-month period following Executive’s termination date.

(v) Vesting of Options pursuant to Paragraph 5(b) (ii) (4) will occur as of the Executive’s termination date.

(d) Definition of Cause. For purposes of this Agreement, “Cause” shall mean:

(i) fraud against the Company;

(ii) willful malfeasance or gross misconduct in connection with Executive’s employment hereunder which has materially adversely affected the Company;

(iii) material failure to perform Executive’s duties for the Company which has materially adversely affected the Company;

(iv) any refusal to implement or undertake the directives of the President; the Chairman and Chief Executive Officer or the Board, provided such directives do not require any violation of law or any violation of any applicable Company or professional standard of ethics;

(v) engaging in conduct that causes material injury, monetary or otherwise, to the Company;

(vi) engaging in conduct that reflects adversely on the Company or affects the Executive’s ability to perform his duties hereunder;

(vii) having been convicted of or enter a plea of nolo contendere to a crime that constitutes a felony during employment;

(viii) violation of federal, state or local laws that could adversely affect the Company;

(ix) dependence on alcohol and/or drugs without the supervision and care of a physician or the illegal use, possession or sale of drugs;

(x) theft, misappropriation, embezzlement or conversion of the assets or opportunities of the Company;

(xi) a material breach of the terms, covenants or representations of this Agreement; or

(xii) a material violation of Company policies.

(e) Definition of Good Reason. For purposes of this Agreement, “Good Reason” means any of the following:

(i) the Company fails to pay or provide when due Executive’s Base Salary, bonuses referred to in Paragraphs 3(b) and 3(c) above, or benefits, which failure is not cured (or which reduction is not corrected) within ten (10) days after the receipt by the Board of Directors of the Company from Executive of his written notice referring to this provision and describing such failure (or reduction); or

(ii)) action by the Company that results in a material diminution in the Executive's position, authority, duties or responsibilities; or

(iii) the Executive’s authority is undermined to the extent that decisions were undertaken in his sphere of responsibility without his knowledge or consent, or his integrity has been fundamentally compromised by actions the Company has taken; or

(iv) the Company relocates Executive’s principal office to a location more than 50 miles from his current principal office; or

(v) a “Change of Control” (as hereinafter defined) occurs; provided, however, that if a Change of Control shall exist as a result of the circumstances set forth in clause (A) of the definition thereof, Executive agrees that he will, for a period of time equal to the greater of  one year after the date of the occurrence of such Change of Control and  the balance of time remaining until the Expiration Date (such greater period of time being referred to herein as the “Change of Control Period”), defer his right to terminate this Agreement pursuant to Paragraph 5(a)(ii) and continue his employment hereunder on the terms and subject to the conditions contained in this Agreement; provided, further, however, that upon such subsequent termination of this Agreement by Executive after the expiration of the Change of Control Period, by Executive for Good Reason or by the Company Without Cause, the date of any such termination of this Agreement shall be deemed to be the date of the occurrence of the Change of Control for purposes of benefits to which Executive is entitled pursuant to Paragraph 5(b) .

(f) Definition of Change of Control. For purposes of this Agreement, a “Change of Control” shall mean any transaction or event, or series of transactions or events, whether voluntary or involuntary, that results in, or as a consequence of which, any of the following events shall occur: (A) any individual, corporation, partnership, limited liability company, association, joint stock company, governmental authority, business trust or other legal entity (a “Person”) shall acquire, directly or indirectly, Beneficial Ownership of more than 50% of the voting stock of My Screen, (B) any sale of all or substantially all of the assets of My Screen, or (C) persons constituting the members of the Board of Directors of My Screen immediately prior to the initiation of a proxy contest ceasing to constitute a majority of the Board of Directors of My Screen upon the conclusion of such proxy contest.

6.	Restrictive Covenants.

(a) Non-Competition. During Executive’s employment with the Company and for a period of 24 months following the termination of Executive’s employment with the Company at any time and for any reason, Executive shall not, on Executive’s own behalf or on behalf of others, directly or indirectly (whether as an employee, consultant, investor, partner, sole proprietor or otherwise), be employed by, perform any services for, or hold any ownership interest in any business engaged in the business of delivering ads to mobile devices by way of a mobile operator/carrier in any My Screen Territory. The above notwithstanding, the ownership, for investment purposes, of up to one percent (1%) of the total outstanding equity securities of a publicly traded company, shall not be considered a violation of this Paragraph 6(a). As used herein, the term “Territory” shall mean with respect to Executive’s non-competition obligations during the Employment Period, the geographic areas in which the Company does business during the Employment Period; and with respect to Executive’s non-competition obligations during the 24 month period following the Employment Period, the geographic areas in which the Company is doing business as of the termination date of Executive’s employment with the Company.

(b)  Confidentiality. Executive further agrees that both during Executive’s employment with the Company and thereafter Executive will not disclose to any third party or use in any way (except in performing Executive’s duties while employed by the Company in furtherance of the best interests of the Company) any confidential information, business secrets, or business opportunity of the Company, including without limitation, drawings, designs, blueprints, plans, marketing, advertising and promotional ideas and strategies, marketing surveys and analyses, technology, budgets, business plans, customer or supplier lists, research or financial, purchasing, planning, employment or personnel data or information. Immediately upon termination of Executive’s employment or at any other time upon the Company’s request, Executive will return to the Company all memoranda, notes and data, and computer software and hardware, records or other documents compiled by Executive or made available to Executive during Executive’s employment with the Company concerning the business of the Company, all other confidential information and all personal property of the Company or, including without limitation, all drawings, designs, blueprints, plans, files, records, documents, lists, equipment, supplies, promotional materials, keys, phone or credit cards and similar items and all copies thereof or extracts therefrom.

(c)  Intangible Property. Executive will not at any time during or after Executive’s employment with the Company have or claim any right, title or interest in any trade name, trademark, patent, copyright, work for hire or other similar rights belonging to or used by the Company and shall not have or claim any right, title or interest in any material or matter of any sort prepared for or used in connection with the business or promotion of the Company, whatever Executive’s involvement with such matters may have been, and whether procured, produced, prepared, or published in whole or in part by Executive, it being the intention of the parties that Executive shall and hereby does, recognize that the Company now has and shall hereafter have and retain the sole and exclusive rights in any and all such trade names, trademarks, patents, copyrights (all Executive’s work in this regard being a work for hire for the Company under the copyright laws of Canada), material and matter as described above. If any work created by Executive is not a work for hire under the copyright laws of Canada, then Executive hereby assigns to the Company all rights, title and interests in each such work (including, but not limited to, copyright rights). Executive shall cooperate fully with the Company during Executive’s employment and thereafter in the securing of trade name, trademark, patent or copyright protection or other similar rights in Canada and in foreign countries and shall give evidence and testimony and execute and deliver to the Company all papers requested by it in connection therewith. Executive hereby irrevocably appoints the Company as Executive’s attorney-in-fact (with a power coupled with an interest) to execute any and all documents which may be necessary or appropriate in the securing of such rights, including but not limited to, any copyright in Executive’s work.

(d)  No Solicitation of Employees. Executive agrees that, both during Executive’s employment with the Company and for a period of one (1) year following the termination of Executive’s employment with the Company at any time and for any reason, Executive will not, directly or indirectly, on Executive’s own behalf or on behalf of any other person or entity, hire or solicit to hire for employment or consulting or other provision of services, any person who is actively employed (or in the preceding six months was actively employed) by the Company. This includes, but is not limited to, inducing or attempting to induce, or influencing or attempting to influence, any person employed by the Company to terminate his or her employment with the Company.

(e) No Solicitation of Customers. Executive agrees that, both during Executive’s employment and for a period of one (1) year following the termination of Executive’s employment with the Company at any time and for any reason, Executive will not directly or indirectly, on Executive’s own behalf or on behalf of any other person or entity, solicit the business of any entity with which the Company has an agreement, at the time of Executive’s termination, to provide services to such entity (a “Customer”); provided that the restrictions of this Paragraph 6(e) shall only apply to Customers with which Executive had personal contact, or for whom Executive had some responsibility in the performance of Executive’s duties for the Company, during Executive’s employment with the Company.

(f)  Enforcement. Executive acknowledges and agrees that the restrictions contained in this Paragraph 6 are necessary to prevent the use and disclosure of confidential information and to protect other legitimate business interests of the Company. Executive acknowledges that all of the restrictions in this Paragraph 6 are reasonable in all respects, including duration, territory and scope of activity. Executive agrees that the restrictions contained in this Paragraph 6 shall be construed as separate agreements independent of any other provision of this Agreement or any other agreement between Executive and the Company. Executive agrees that the existence of any claim or cause of action by Executive against the Company shall not constitute a defense to the enforcement by the Company of the covenants and restrictions in this Paragraph 6. Executive agrees that the injury the Company will suffer in the event of the breach or threatened breach by Executive of any clause of this Paragraph 6 will cause the Company irreparable injury that cannot be adequately compensated by monetary damages alone. Therefore, Executive agrees that the Company, without limiting any other legal or equitable remedies available to it, shall be entitled to obtain equitable relief by injunction or otherwise, without the posting of any bond, from any court of competent jurisdiction, including, without limitation, injunctive relief to prevent Executive’s failure to comply with the terms and conditions of this Paragraph 6 . The one-year period referenced in Paragraph 6(a) and the one-year periods referenced in Paragraphs 6(d) and (e) above shall be tolled on a day-for-day basis for each day during which Executive violates the provisions of Paragraphs 6(a), (d) and (e) in any respect, so that Executive is restricted from engaging in the activities prohibited by Paragraphs 6(a), (d) and (e) for the full duration of the intended period.

7.	No Conflict With Prior Agreements; Due Authorization.

(a) Executive represents to the Company that neither Executive’s execution of this Agreement or commencement of employment hereunder nor the performance of Executive’s duties hereunder conflicts with any contractual commitment on Executive’s part to any third party. The Company represents to Executive that it is fully authorized and empowered by all necessary corporate action to enter into this Agreement and that performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or other entity.

(b) Nothing herein shall be construed to require Executive to use or disclose any information that he is prohibited from using or disclosing as a result of legal or contractual obligations.

8.	Miscellaneous.

(a) Survival. Paragraphs 4(e), 5, 6 and 8 shall survive the termination hereof.

(b) Binding Effect. Subject to the Executive’s rights as set forth in Paragraph 5(e)(iii) , this Agreement shall be binding on the Company in accordance with its terms and any person or entity which succeeds to the interest of the Company (regardless of whether such succession occurs by operation of law) by reason of the sale of all or a portion of the Company’s stock, a merger, consolidation, or reorganization involving the Company or a sale of the assets of the business of the Company (or portion thereof) in which Executive performs a majority of his services. This Agreement shall also inure to the benefit of Executive’s heirs, executors, administrators and legal representative.

(c) Assignment. Except as provided under Paragraph 8(b), neither this Agreement nor any of the rights or obligations hereunder shall be assigned or delegated by any party hereto without the prior written consent of the other party.

(d) Entire Agreement. This Agreement, together with the Schedules and Attachments attached hereto, constitutes the entire agreement between the parties hereto with respect to the matters referred to herein, and supersedes all prior agreements between the parties. No other agreement, oral or otherwise, shall be binding upon the parties unless it is in writing and signed by the party against whom enforcement is sought. There are no promises, representations, inducements or statements between the parties other than those that are expressly contained herein. Executive acknowledges that he is entering into this Agreement of his own free will and accord, and with no duress, that he has been represented and fully advised by competent counsel in entering into this Agreement, that he has read it and that he understands it and its legal consequences. No parole or other evidence may be admitted to alter, modify or construe this Agreement, which may be altered, modified or amended only by a writing signed by the parties hereto.

(e) Severability; Reformation. In the event that one or more of the provisions of this Agreement shall become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. In the event that any provision of Paragraph 6 is not enforceable in accordance with its terms, Executive and the Company agree that such provision shall be reformed to make such provision enforceable in a manner which provides the Company the maximum rights permitted at law.

(f) Waiver. Waiver by any party hereto of any breach or default by the other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party hereto to assert its or his rights hereunder on any occasion or series of occasions.

(g) Notices. Any notice required or desired to be delivered under this Agreement shall be in writing and shall be delivered personally against receipt, by courier service or by registered mail, return receipt requested, and shall be ctive upon actual receipt by the party to which such notice shall be directed, and shall be addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

If to the Company, to:
Attn: CEO
My Screen Mobile, Inc.
Water Park Place, 20 Bay Street, 11th Floor Suite 803
Toronto, Ontario, Canada M5J 2N8
866-936-8333

With a copy to:
Gino Porco
81 Chartwell Road
Toronto, Ontario
M8Z 4G8

(h) Headings. Headings to paragraphs in this Agreement are for the convenience of the parties only and are not intended to be part of or to affect the meaning or interpretation hereof.

(i) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(j) Withholding. Any payments provided for herein shall be reduced by any amounts required to be withheld by the Company from time to time under applicable Federal, Provincial or local income or employment tax laws or similar statutes or other provisions of law then in effect.

(k) Governing Law. This Agreement, including any disputes hereunder, and the interpretation, validity and/or enforcement of any provision thereof, shall be governed, construed and enforced in accordance with the laws of the Province of Ontario. The Parties hereby submit to the jurisdiction and venue of any local or federal court located in the City of Toronto for resolution of any and all claims, causes of action or disputes arising out of, related to or concerning this Agreement and the Parties agree to waive any claim relating to forum non convenes.

(l) Resolution of Disputes. All disputes, controversies and claims arising in connection with this Agreement that are not settled by agreement between the parties shall be finally settled by a single arbitrator under the Arbitration Act (Ontario) A single arbitrator shall be appointed by agreement between the parties or, failing such agreement, either party may apply to the Court and ask it to appoint an arbitrator.. The Parties agree that any arbitration hearing shall be held in Toronto, Ontario, Canada. The arbitrator may grant any remedy that (s) he deems just and equitable within the scope of this agreement, including specific performance. The award of the arbitrator shall be final and binding and judgment thereon may be entered in any court having jurisdiction. The costs and expenses (including reasonable attorney’s fees) of the prevailing party shall be borne and paid by the party that the arbitrator determines is the non-prevailing party. Notwithstanding the foregoing, the parties agree that prior to the commencement of any arbitration proceedings to resolve any dispute, controversy or claim arising in connection with this Agreement, the parties shall, upon the request of any party, attempt in good faith to resolve such dispute, controversy or claim through non-binding mediation .

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer, and Executive has hereunto set his hand, as of the Commencement Date.

EXECUTIVE:

/s/ Gino Porco
Gino Porco

COMPANY:

My Screen Mobile, Inc.

By: /s/ Terrence Rodrigues
Chief Executive Officer

ATTACHMENT A
Stock Option Plan and Grant

Company agrees to create an option plan and obtain Shareholder approval as soon as practical and to negotiate in good faith an allocation to Executive.

A-1

ATTACHMENT B
FORM OF
SEPARATION AGREEMENT AND RELEASE

     This Separation Agreement and Release (this “Separation Agreement”) is entered into by _____________ (“”) and My Screen Mobile, Inc. (“My Screen”).
     1.  Recitals
     WHEREAS, _______________ (employee’s name) and My Screen entered into an employment agreement effective as of May 1, 2008 (the “Employment Agreement”);
     WHEREAS, _______________ (employee’s name)’s employment with My Screen is terminated effective _____________ (“Separation Date”);
     WHEREAS, the parties hereto have agreed to the terms of such separation from employment in accordance with the provisions of this Separation Agreement; and
     NOW THEREFORE, in exchange for mutual consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:
     2.  Termination Payment. In exchange for the promises made by _______________ (employee’s name)  in this Separation Agreement and his performance of those promises, My Screen will pay _______________ (employee’s name)  the termination payments and benefits provided under Paragraph 5 of the Employment Agreement (the “Termination Payments”). The Termination Payments are intended by the parties to be and are stipulated to be liquidated damages payable upon termination of employment as provided under the terms of the Employment Agreement.
     3.  Consideration. _______________ (employee’s name) hereby executes this Separation Agreement in exchange for the Termination Payments set forth in Paragraph 1. _______________ (employee’s name) acknowledges that the Termination Payments exceeds any compensation he would otherwise be paid on termination of employment and that the Termination Payments constitutes complete and adequate consideration for his agreement to enter into this Separation Agreement. _______________ (employee’s name)  further acknowledges and agrees that the Termination Payments constitutes the total amount that will be paid to him and that he shall receive no further compensation or benefits from My Screen (including without limitation any further salary, bonuses, Termination Payments, or Option grants), except for the reimbursement of any business expenses incurred by him prior to the Separation Date in accordance with My Screen’s policies for the reimbursement of business expenses and the right to continue group health plan coverage where it is available.
4.  Release. In exchange for the commitments of My Screen provided for herein, _______________ (employee’s name), on his own behalf, and on behalf of all his agents, successors, heirs, legal representatives, all persons, corporations and other entities that might claim by, through or under him or any of them, hereby voluntarily releases and discharges My Screen and their respective predecessors, successors and assigns, and the current, former and future directors, officers, partners, members, stockholders, employees, attorneys and agents of each of them, and the like, and all persons or entities acting by, through, under or in concert with any of them, and any benefit plan maintained by My Screen (or any plan administrator of any such plan) (collectively, the “Releasees”), of and from any and all debts, obligations, claims, demands, judgments or causes of action of any kind whatsoever, known or unknown, in tort, contract, by statute or on any other basis, for equitable relief, compensatory, punitive or other damages, expenses (including attorneys’ fees), reimbursements, costs or other relief of any kind, arising on or before the date _______________ (employee’s name)  signs this Separation Agreement including but not limited to, any and all claims, demands, rights and/or causes of action (the “Released Claims”). _______________ (employee’s name)  acknowledges that the Released Claims shall include, without limitation, those which might arise out of allegations relating to a claimed breach of an alleged oral or written employment contract, or which might arise out of any other alleged restriction on My Screen’s right to terminate _______________ (employee’s name) ’ employment or duty to provide advance notice of termination, or relating to purported employment discrimination, retaliation or civil rights violations, or any other applicable federal, provincial or local statute or ordinance, which _______________ (employee’s name)  might have or claim to have on or before the date _______________ (employee’s name)  signs this Separation Agreement, against any of the Releasees by reason of _______________ (employee’s name) ’ employment by My Screen, or the termination of said employment and all circumstances related thereto.
     5.   Litigation Cooperation. _______________ (employee’s name) agrees to provide My Screen with truthful and complete cooperation in litigation matters arising out of or related to _______________ (employee’s name)’ activities or duties while employed by My Screen, whether or not such matters have commenced as of the termination of _______________ (employee’s name)’ employment. My Screen shall reimburse _______________ (employee’s name) for all reasonable out-of-pocket expenses associated with such _______________ (employee’s name) cooperation in litigation.

     6.  Acknowledgement Of Restrictive Covenants. _______________ (employee’s name) acknowledges that he remains bound by the Restricted Covenants (as defined below) contained in the Employment Agreement, including but not limited to, covenants regarding non-competition, non-solicitation, and confidential information.
     7.  Return Of Property; Intellectual Property Rights. _______________ (employee’s name)  agrees that, on or before the Separation Date, _______________ (employee’s name)  shall return to My Screen all property owned by each such company and all property containing information relating to any such company or in which any such company has an interest, including, for example, files, documents, data and records (whether on paper or in tapes, disks or other machine-readable form or otherwise and whether or not prepared by _______________ (employee’s name)  in whole or in part), office equipment, telephone calling cards, credit cards and _______________ (employee’s name)  identification cards made available to or prepared or compiled by _______________ (employee’s name)  (in whole or in part) during _______________ (employee’s name) ’ employment with My Screen. _______________ (employee’s name)  acknowledges that My Screen is the rightful owner of any programs, ideas, inventions, discoveries, copyright material or trademarks which _______________ (employee’s name)  may have originated or developed, or assisted in originating or developing, during _______________ (employee’s name) ’ period of employment with My Screen or, where any such origination or development involved the use of company time or resources, or the exercise of _______________ (employee’s name) ’ responsibilities for or on behalf of My Screen.
     8.  Remedies. _______________ (employee’s name)  acknowledges that irreparable injury will result to My Screen, and to their respective businesses, in the event of any breach or threatened breach by _______________ (employee’s name)  of any of _______________ (employee’s name) ’ representations, covenants or commitments under this Separation Agreement. In the event of a breach or threatened breach by _______________ (employee’s name) of any of the representations, covenants or commitments under this Separation Agreement, My Screen shall be entitled, in addition to any other remedies and damages available, to injunctive relief to restrain the violation of such covenants by _______________ (employee’s name) or by any person acting for or with _______________ (employee’s name) in any capacity whatsoever. In the event of a breach or threatened breach of any of _______________ (employee’s name)’ representations, covenants or commitments under this Separation Agreement, in addition to My Screen’s rights to pursue injunctive relief as described above and to pursue other remedies and to seek damages, _______________ (employee’s name) shall forfeit the Termination Payments, and shall have an obligation to immediately repay any Termination Payments previously received. As a further material inducement to the My Screen Companies to enter into this Separation Agreement, _______________ (employee’s name)  agrees, to the extent permitted by law, to indemnify and hold each and all of the Releasees harmless from and against any and all loss, costs, damages or expenses, (including without limitation, attorneys’ fees and litigation expenses) in the event it becomes necessary for any of the Releasees to defend any claim or claims brought by _______________ (employee’s name)  which have been released by this Separation Agreement.
     All disputes, controversies and claims arising in connection with this Separation Agreement that are not settled by agreement between the parties shall be finally settled under the Arbitrations Act (Ontario).  A single arbitrator shall be appointed by agreement between the parties or, failing such agreement, by the Court. The Parties agree that any arbitration hearing shall be held in Toronto, Ontario. The arbitrator may grant any remedy that (s) he deems just and equitable within the scope of this agreement, including specific performance. The award of the arbitrator shall be final and binding and judgment thereon may be entered in any court having jurisdiction. The costs and expenses (including reasonable attorney’s fees) of the prevailing party shall be borne and paid by the party that the arbitrator determines is the non-prevailing party. Notwithstanding the foregoing, the parties agree that prior to the commencement of any arbitration proceedings to resolve any dispute, controversy or claim arising in connection with this Separation Agreement, the parties shall, upon the request of any party, attempt in good faith to resolve such dispute, controversy or claim through non-binding mediation.
     9.  Applicable Law. This Separation Agreement shall be interpreted and enforced in accordance with the laws of the Province of Ontario without regard to principles of conflicts of laws and without regard to any rule of construction or interpretation as to which party drafted this Separation Agreement.
     10.  Consent To Jurisdiction. Each of the parties hereby consents to the exclusive jurisdiction of the Province of Ontario with respect to any suit, action or proceeding relating to this Separation Agreement or any of the transactions contemplated hereby.
     11.  Severability. If any clause, phrase or provision of this Separation Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable under any applicable law, this shall not affect or render invalid or unenforceable the remainder of this Separation Agreement.

     12.  Successors And Assigns. This Separation Agreement shall be binding on _______________ (employee’s name) and _______________ (employee’s name)’ heirs, administrators, representatives, executors, successors, and assigns, and shall inure to the benefit of My Screen and their representatives, predecessors, successors and assigns.
     13.  Entire Separation Agreement. This Separation Agreement sets forth the entire understanding of My Screen and _______________ (employee’s name)  and supersedes all prior agreements, arrangements, and communications, whether oral or written, pertaining to the subject matter hereof except for: (i) any Restrictive Stock Award entered into by _______________ (employee’s name) ; or (ii) any Non-Compete, Non-Solicitation and Confidentiality Separation Agreement or other agreement containing any similar sort of restrictive employment covenant (the “Restrictive Covenants”), entered into by _______________ (employee’s name)  in connection with a restricted stock award by a My Screen Company or otherwise, to the extent that the Restrictive Covenant(s) provide any greater protection for My Screen than are provided for in this Separation and Release Separation Agreement. This Separation Agreement may not be modified or amended except by a written Agreement signed by the parties hereto. A waiver of any provision of this Separation Agreement must be in writing and signed by the party making the waiver. Any waiver by My Screen of a breach of any provision of this Separation Agreement shall not operate as, or be construed to be, a waiver of any other breach of such provision of the Separation Agreement. The failure of My Screen to insist on strict adherence to any term of this Separation Agreement on one or more occasions shall not be considered a waiver or deprive My Screen of the right thereafter to insist on strict adherence to that term or any other term of this Separation Agreement.
STATEMENT BY _______________ (EMPLOYEE’S NAME) WHO IS SIGNING BELOW:
I HAVE BEEN GIVEN A REASONABLE PERIOD TO CONSIDER THIS SEPARATION AGREEMENT BEFORE SIGNING. I HAVE CAREFULLY READ AND FULLY UNDERSTAND THE PROVISIONS OF THIS SEPARATION AGREEMENT AND HAVE HAD SUFFICIENT TIME AND OPPORTUNITY TO CONSULT WITH MY PERSONAL TAX, FINANCIAL AND LEGAL ADVISORS PRIOR TO SIGNING THIS DOCUMENT, AND I INTEND TO BE LEGALLY BOUND BY ITS TERMS. I AM ENTERING INTO THIS SEPARATION AGREEMENT ON A KNOWING AND VOLUNTARY BASIS.

      THE UNDERSIGNED, intending to be legally bound, have executed this Separation Agreement as of the dates indicated below.

EXECUTIVE:

Date of Signature

COMPANY:

MY SCREEN MOBILE, INC.

By	Date of Signature

Chief Executive Officer